UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 28, 2009
NEWMONT MINING CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-31240
(Commission File Number)
84-1611629
(I.R.S. Employer Identification Number)
6363 South Fiddlers Green Circle
Greenwood Village, Colorado 80111
(Address and zip code of principal executive offices)
(303) 863-7414
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On January 28, 2009, Newmont Mining Corporation (the “Company”) issued a press release announcing the pricing of its previously announced public offerings of 30,000,000 shares of its common stock at a public offering price of $37.00 per share and of $450 million aggregate principal amount of 3.00% convertible senior notes due 2012. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     This Form 8-K shall be deemed to be incorporated by reference into the prospectus supplement filed with the U.S. Securities and Exchange Commission on January 28, 2009 forming a part of the Company’s Registration Statement on Form S-3ASR (No. 333-146720) and to be a part of such prospectus from the date of the filing thereof.
Important Legal Information
     This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplements or the shelf registration statement or prospectus. A registration statement relating to the securities has been filed with the Securities and Exchange Commission which is effective upon filing; final prospectus supplements relating to the offerings will be filed with the Securities and Exchange Commission.
     Copies of the prospectuses meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Citi, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn NY 11220 or by telephone at (718) 765-6732, from J.P. Morgan, National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245 or by telephone at (718) 242-8002, and at www.sec.gov.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, Dated January 28, 2009

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas

Name:	Sharon E. Thomas
Title:	Vice President and Secretary
Dated: January 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, Dated January 28, 2009